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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44146) of Autoweb.com, Inc. of our report dated January 22, 2001, except for Note 6 as to which the date is April 2, 2001 relating to the financial statements, which appear in this Form 10-K/A. We also consent to the incorporation by reference of our report dated April 14, 2001 relating to the financial statement schedule, which appears in this Form 10-K/A.



/S/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
April 30, 2001